[UNIVERSAL DETECTION TECHNOLOGY LETTERHEAD]



August 23, 2004


Mr. Jacques Tizabi
c/o Universal Detection Technology, Inc.
9595 Wilshire Blvd., Suite 700
Beverly Hills, CA 90069

     RE: AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Mr. Tizabi:

Reference is made to the certain Employment Agreement between Pollution Research and Control Corporation, now known as UNIVERSAL DETECTION TECHNOLOGY, INC., ("UDT") on one hand, and JACQUES TIZABI ("Tizabi") on the other, dated as of September 25, 2001 (the "Agreement").

In consideration of the mutual covenants and promises contained herein, as well as, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Paragraph 3 shall be amended such that the Term of the Agreement shall expire on December 31, 2010, unless otherwise extended.

     2. Paragraph 4.1.2 shall be amended such that the One Hundred Thousand Dollars ($100,000.00) shall be accrued and deferred until such time as UDT has the financial resources to pay any or all of the accrued amount. Commencing on January 1, 2006, the Base Salary shall be cumulatively increased by five percent (5%) per year, on the first day of each year.

     3. Paragraph 4.4.2 shall be amended to limit the Automobile Cost to a maximum of Two Thousand Five Hundred Dollars ($2,500.00) per month.

     4. Paragraph 4.4.4 shall be amended to include a reimbursement of Officer's individual life insurance premium which shall not exceed One Thousand Dollars ($1,000.00) per month. Additionally, UDT shall reimburse Tizabi for his health insurance premiums and related expenses.

All other terms and conditions contained in the Agreement shall remain in full force and effect, unless and until modified in writing and signed by the parties.

If the aforementioned is accepted, understood and agreed to, please indicate such by affixing your signature below and together with UDT's shall constitute the entire agreement.

Sincerely,

UNIVERSAL DETECTION TECHNOLOGY, INC.


BY:  /s/ Matin Emouna
---------------------------------
Its:


Accepted, Understood & Agreed:


/s/ Jacques Tizabi
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Jacques Tizabi